                                 EXHIBIT 5
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                          KENNEDY, BARIS & LUNDY, L.L.P.
                                 ATTORNEYS AT LAW
                                    SUITE 300
                                4719 HAMPDEN LANE
                               BETHESDA, MD  20814
     TEXAS OFFICE:              (301) 654-6040           WASHINGTON DC OFFICE:
       SUITE 1775              FAX: (301) 654-1733           SEVENTH FLOOR
 112 EAST PECAN STREET                                1225 NINETEENTH STREET, NW
 SAN ANTONIO, TX  78205                                 WASHINGTON, DC  20036
     (210) 228-9500                                        (202) 835-0313
  FAX: (210) 228-0781                                    FAX: (202) 835-0319


                                 June 17, 1999

Board of Directors
Sandy Spring Bancorp, Inc.
17801 Georgia Avenue
Olney, MD 20832

Ladies and Gentlemen:

     As special legal counsel to Sandy Spring Bancorp, Inc. (the "Sandy Spring"), we have participated in the preparation of Sandy Spring's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the issuance of shares (the "Shares") of Sandy Spring's Common Stock pursuant to the exercise of options outstanding under the Sandy Spring Bancorp 1999 Stock Option Plan (the "Plan").

     As counsel to Sandy Spring, we have examined such corporate records, certificates and other documents of Sandy Spring, and made such examinations of law and other inquiries of such officers of Sandy Spring, as we have deemed necessary or appropriate for purposes of this opinion. Based upon such examinations we are of the opinion that the Shares, when issued in accordance with the provisions of the Plan and the options granted pursuant thereto, will be duly authorized, validly issued, fully paid and non-assessable shares of the Common Stock of Sandy Spring.

          We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-8 filed by Sandy Spring and to the reference to our firm contained therein.

                                         Very truly yours,



                                         /s/ Kennedy, Baris & Lundy, L.L.P.